FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD FIRST QUARTER RESULTS
SALES INCREASED 4%, EPS INCREASED 8%

Atlanta, Georgia, April 19, 2007 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the first quarter ended March 31, 2007. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.65 billion were up 4% compared to the first quarter of 2006. Net income for the quarter was $121.6 million, an increase of 7% over $113.9 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 71 cents, up 8% compared to 66 cents for the first quarter last year.

Mr. Gallagher stated, “We are pleased to report another record level of sales and earnings for the first quarter of 2007. We continue to strengthen our financial position through consistent earnings growth, as well as working capital and asset management initiatives. The balance sheet at March 31, 2007 remains in excellent condition.”

Mr. Gallagher added, “We experienced our strongest sales growth at EIS, our Electrical Group, which was up 12%, and Motion Industries, our Industrial Group, increased sales by 8%. Both of these groups continue to perform well and they are positioned to have another good year in 2007. Our Automotive Group sales were up 3%. The Automotive operations have been showing a gradual improvement over the past three quarters and we anticipate that they will continue this improving trend over the remainder of the year. S.P. Richards, our Office Products Group, was down 3% for the quarter, partly due to a very strong first quarter last year, which was up 13%, and partly due to some demand softening in the office products industry over the past several months. However, this group has been one of our most steady performers over the years, and we are optimistic about their growth opportunities over the remainder of the year.”

Mr. Gallagher concluded, “Looking ahead, we are encouraged by the opportunity to have another good year in 2007. Stable market conditions and solid growth plans for each of our businesses provide us the basis for steady and consistent sales and earnings growth again this year.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 4700030. A replay will also be available at 800-642-1687, conference ID 4700030, two hours after the completion of the conference call until 12:00 a.m. Eastern time on May 3, 2007.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in our Forms 10-Q and Form 8-K reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,648,843	$2,553,552
Cost of goods sold	1,816,899	1,750,075

	831,944	803,477
Selling, administrative & other expenses	635,834	618,982

Income before income taxes	196,110	184,495
Income taxes	74,557	70,570

Net income	$121,553	$113,925

Basic net income per common share	$.71	$.66
Diluted net income per common share	$.71	$.66
Weighted average common shares outstanding	170,466	172,773
Dilutive effect of stock options and non-vested restricted stock awards	1,035	912

Weighted average common shares outstanding – assuming dilution	171,501	173,685

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
	(in thousands, except ratio analysis)

Net sales:
Automotive	$1,261,507	$1,227,789
Industrial	833,392	771,227
Office Products	451,842	465,955
Electrical/Electronic Materials	106,733	95,469
Other (1)	(4,631)	(6,888)

Total net sales	$2,648,843	$2,553,552

Operating profit:
Automotive	$95,837	$95,856
Industrial	64,592	57,515
Office Products	48,217	47,696
Electrical/Electronic Materials	7,220	4,853

Total operating profit	215,866	205,920
Interest expense, net	(6,671)	(7,172)
Other, net	(13,085)	(14,253)

Income before income taxes	$196,110	$184,495

Capital expenditures	$23,683	$27,521

Depreciation and amortization	$20,702	$17,623

Current ratio	3.1/1	3.1/1

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2007	2006
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$250,082	$150,171
Trade accounts receivable, net	1,296,800	1,297,836
Merchandise inventories, net	2,201,446	2,184,823
Prepaid expenses and other current assets	214,116	198,591

TOTAL CURRENT ASSETS	3,962,444	3,831,421
Goodwill and intangible assets, less accumulated amortization	62,136	62,611
Other assets	170,676	520,930
Net property, plant and equipment	430,807	400,444

TOTAL ASSETS	$4,626,063	$4,815,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$971,400	$954,276
Income taxes payable	86,004	83,517
Dividends payable	62,254	58,288
Other current liabilities	164,653	153,757

TOTAL CURRENT LIABILITIES	1,284,311	1,249,838
Long-term debt	500,000	500,000
Other long-term liabilities	171,754	119,224
Deferred income taxes	—	156,814
Minority interests in subsidiaries	61,615	57,571
Common stock	170,378	172,678
Retained earnings and other	2,438,005	2,559,281

TOTAL SHAREHOLDERS’ EQUITY	2,608,383	2,731,959

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,626,063	$4,815,406

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2007	2006
	(Unaudited)
	(in thousands)

OPERATING ACTIVITIES:
Net income	$121,553	$113,925

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,702	17,623
Other	2,139	2,017
Changes in operating assets and liabilities	62,556	(73,510)

NET CASH PROVIDED BY OPERATING ACTIVITIES	206,950	60,055

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(23,683)	(27,521)
Other	672	1,733

NET CASH USED IN INVESTING ACTIVITIES	(23,011)	(25,788)

FINANCING ACTIVITIES:
Net payments on credit facilities	—	(881)
Stock options exercised	6,305	3,209
Excess tax benefits from share-based compensation	2,300	1,349
Dividends paid	(57,545)	(54,141)
Purchase of stock	(20,890)	(22,543)

NET CASH USED IN FINANCING ACTIVITIES	(69,830)	(73,007)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	114,109	(38,740)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	135,973	188,911

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$250,082	$150,171